EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Nkarta, Inc. 2020 Performance Incentive Plan and Nkarta, Inc. Employee Stock Purchase Plan of our report dated March 17, 2022, with respect to the financial statements of Nkarta, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2021, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Redwood City, California

January 9, 2023